Exhibit II

                             JOINT FILING AGREEMENT
                            -------------------------

             In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock, par value (euro)1.25 per share, of ASLTOM, a French societe anonyme, and that this Agreement may be included as an Exhibit to such joint filing. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that it knows or has reason to believe that such information is inaccurate. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the 29th day of December, 2003.

                                             CREDIT INDUSTRIEL ET COMMERCIAL
                                             -------------------------------

                                             /s/  Alain FRADIN
                                             -------------------------------
                                             Name:  Alain FRADIN
                                             Title: Vice-President du Directoire
                                                    (Director)

                                             BANQUE FEDERATIVE DE CREDIT MUTUEL
                                             HOLDING

                                             /s/  Alain FRADIN
                                             -------------------------------
                                             Name: Alain FRADIN
                                             Title: Mandated

                                             CAISSE FEDERALE DE CREDIT MUTUEL
                                             CENTRE EST EUROPE

                                             /s/  Alain FRADIN
                                             -------------------------------
                                             Name: Alain FRADIN
                                             Title: CO